Exhibit 99.1

MBIA to Reinsure $184 Billion Portfolio of Investment Grade U.S. Public Finance Credits Insured by Financial Guaranty Insurance Company

Reinsurance Transaction to Leverage Core Public Finance Business

ARMONK, N.Y.--(BUSINESS WIRE)--MBIA Inc. (NYSE: MBI) today announced that its insurance subsidiary, MBIA Insurance Corporation (MBIA), has agreed to reinsure a portfolio of U.S. public finance bonds (the “public finance portfolio”) insured by Financial Guaranty Insurance Company (FGIC) with total net par outstanding estimated to be approximately $184 billion as of September 30, 2008. MBIA will receive unearned upfront premiums, net of a ceding commission paid to FGIC, of approximately $741 million in connection with the reinsurance.

The public finance portfolio consists exclusively of investment grade credits, primarily in the general obligation, water and sewer, tax-backed and transportation sectors, and does not contain any credit default swap contracts, below investment grade credits or other credits inconsistent with MBIA’s credit underwriting standards. The reinsurance will be provided on a “cut-through” basis, enabling FGIC’s policyholders to receive the benefit of MBIA’s reinsurance by allowing them to present claims directly to MBIA.

"As we discussed in a recent letter to owners, one of our strategies is to pursue opportunities that support the bond insurance market as a whole,” said Bill Fallon, MBIA Managing Director. “To that end, we are pleased to provide a comprehensive risk transfer solution for the majority of FGIC’s public finance portfolio. This transaction will provide substantial benefits to the policyholders of FGIC, who can now rely on MBIA’s financial strength, substantial claims-paying resources and established operating platform. For MBIA, the reinsurance transaction leverages our core public finance business and our existing surveillance and remediation expertise, and provides attractive returns while strengthening our balance sheet. We expect the transaction to be immediately accretive to ROE.

“Further, we appreciate the encouragement and support provided by the New York State Insurance Department and Superintendent Eric Dinallo in connection with this transaction,” Mr. Fallon continued.

The transaction is subject to certain closing conditions, including approval by the New York State Insurance Department. Assuming receipt of the approval by the New York State Insurance Department and the satisfaction of other closing conditions, the transaction is expected to close by the end of the third quarter.

This release contains statements about future results that may constitute "forward-looking statements" within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Readers are cautioned that these statements are not guarantees of future performance. There are a variety of factors, many of which are beyond MBIA's control, which affect the operations, performance, business strategy and results and could cause its actual results to differ materially from the expectations and objectives expressed in any forward-looking statements. Accordingly, readers are cautioned not to place undue reliance on forward-looking statements which speak only as of the date they are made. MBIA does not undertake to update forward-looking statements to reflect the impact of circumstances or events that arise after the date the forward-looking statements are made. The reader should, however, consult any further disclosures MBIA may make in its future filings of its reports on Form 10-K, Form 10-Q and Form 8-K.

MBIA Inc., through its subsidiaries, is a leading financial guarantor and provider of specialized financial services. MBIA's innovative and cost-effective products and services meet the credit enhancement, financial and investment needs of its public and private sector clients, domestically and internationally. Please visit MBIA's Web site at www.mbia.com.

CONTACT:
MBIA, Media:
Kevin Brown, +1-914-765-3648
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Elizabeth James, +1-914-765-3889
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MBIA, Investor Relations:
Greg Diamond, +1-914-765-3190
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APCO Worldwide, Media:
Jim McCarthy +1-202-333-8810